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Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) of our report dated January 17, 2003 with respect to the consolidated financial statements of PremierWest Bancorp and subsidiary included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Moss Adams, LLP Portland, Oregon
November 26, 2003

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Consent of Independent Auditors